MINERAL PROPERTY OPTION AND ROYALTY AGREEMENT

THIS AGREEMENT made as of June 06, 2011.

BETWEEN:

KLONDIKE GOLD CORP., a body corporate, duly incorporated under the laws of the Province of British Columbia and having an office for business at Suite 711 - 675 West Hastings Street, Vancouver, B.C., V6B 1N2;

(the “KGC”)

OF THE FIRST PART

AND:

KLONDIKE STAR MINERAL CORPORATION, a body corporate, duly incorporated under the laws of the State of Delaware, U.S.A. and having an office for business at Suite 101 - 307 Jarvis Street, Whitehorse, Yukon Territory, Y1A 2H3;

(the “KSMC”)

OF THE SECOND PART

(KGC and KSMC are hereinafter collectively referred to as the "Optionor")

AND:

LONESTAR GOLD INC., a body corporate, duly incorporated under the laws of the Province of British Columbia and having its registered and records office at Suite 203 – 409 Granville Street, Vancouver, British Columbia, V6C 1T2;

(“Lonestar” or the "Optionee")

OF THE THIRD PART

WHEREAS:

A.

KGC (previously named, “Arbor Resources Inc.”) holds a 100% legal and a 45% beneficial interest in a group of quartz claims and crown grants located between Eldorado Creek and Upper Bonanza Creek, Dawson Mining Division, Yukon Territory, as more particularly described in Schedule

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"A" hereto (the "Property"), and shown in KGC’s name or previous name, 20% of which interest is subject to an Earn-in Option Agreement dated April 2, 2003 made between KGC as optionor and KSMC as optionee (the "Earn-in Agreement");

B.

KSMC holds a 100% legal interest in the quartz claims shown in its name in Schedule “A”, and a 55% beneficial interest in all of the Property, and an option, pursuant to the Earn-in Agreement, to acquire a further 20% interest in all of the Property in accordance with the terms and conditions of the Earn-in Agreement;

C.

KGC and KSMC have agreed to combine their interests in the Property and, collectively, as Optionor, grant certain options to Lonestar, and Lonestar desires to obtain, certain options to acquire up to a 100% right, title and interest, legal and beneficial, in and to the Property on the terms and conditions set out herein;

D.

In conjunction with granting the Options hereunder to Lonestar, KGC and KSMC agree to terminate the Earn-in Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of Ten Dollars ($10.00) now paid by Lonestar to each of KGC and KSMC and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the KGC and KSMC, the parties agree as follows:

PART 1

DEFINITIONS

1.1

Definitions. The following terms, wherever used in this Agreement, shall have the meanings set forth below:

(a)

 “Affiliate” shall have the meaning attributed to it in the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

(b)

“Agreement” means this Mineral Property Option and Royalty Agreement, including any amendments and modifications hereof, and all appendices, schedules and exhibits which are incorporated herein by this reference;

(c)

"Bankable Feasibility Study" means a Feasibility Study as that term is defined under CIM Definition Standards and completed in accordance with the requirements of NI 43-101 by a qualified independent engineering consultant that is acceptable to a financial institution as a basis upon which to provide financing to the Optionee for developing the Property for Commercial Production;

(d)

“CIM Definition Standards” means the current definition standards published by the Canadian Institute of Mining, Metallurgy and Petroleum, as amended from time to time, and published as the “CIM Standards on Mineral Resources and Reserves – Definitions and Guidelines”;

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(e)

“Commercial Production” means the operation of the Property or any portion thereof as a producing mine and the production of Minerals therefrom for a period of at least twenty (20) consecutive days at a production rate of at least sixty percent (60%) of the initial rated capacity of the facilities as set out in the Bankable Feasibility Study, but excluding bulk sampling, pilot plant or test operations;

(f)

"Earn-in Agreement" shall have the meaning attributed to it in Recital A hereto;

(g)

“Exchange” means a stock exchange or over-the-counter facility for the listing, quotation and trading of securities;

(h)

“Expenditures” means all costs, expenses and charges, direct or indirect, of or incidental to the Mining Operations incurred by, or on behalf of, the Optionee, but not to include any charge for overhead or administrative services of the Optionee, and not to include any amounts with respect to taxes that are refundable to the Optionee including, but not limited to harmonized sales taxes, or goods and services taxes, which costs, expenses and charges shall be determined in accordance with the Optionee's accounting practices applicable from time to time to the extent that those practices are not inconsistent with Canadian generally accepted accounting principles;

(i)

“First Option” means the right granted by the Optionor to the Optionee to acquire up to a 50% undivided right, title and interest in and to the Property as provided in Part 4 hereof;

(j)

"Gold Price Factor" means US$40.00, if the spot price of gold is US$1,500.00 per troy ounce, and the pro-rata equivalent dollar amount rounded to the fourth decimal point should the spot price of gold be other than US$1,500.00 (i.e. for example, increasing by US$0.02667 for every whole dollar above and decreasing by US$0.02667 for every whole dollar below US$1,500.00 per troy ounce);

(k)

“Joint Venture” shall have the meaning attributed to it in section 6.2;

(l)

“Joint Venture Agreement” means the Joint Venture Agreement to be negotiated pursuant to section 6.2 of this Agreement;

(m)

"KGC" means Klondike Gold Corporation;

(n)

"KSMC" means Klondike Star Mineral Corporation;

(o)

“Minerals” means all metals, ores, concentrates, minerals, and mineral resources, including materials derived from the foregoing, produced from the Property under this Agreement;

(p)

“Mining Operations” means every kind of work done on or in respect of the Property or the Minerals derived from the Property during the Option Period by, on the behalf of or under the direction of the Optionee including, without limiting the generality of the foregoing, the work of assessment, geophysical, geochemical and geological surveys, studies and mapping,

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investigating, drilling, designing, examining, equipping, improving, surveying, bulk sampling and processing such samples, shaft-sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring Minerals, including stone, crushed rock or aggregate, ores and metals, surveying and bringing any mining claims to lease or patent, and all other work usually considered to be prospecting, exploration, development and mining work; in paying wages and salaries of workers engaged in the work and in supplying food, lodging, transportation and other reasonable needs of the workers; in paying assessments or premiums for workers' compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to those workers; in paying rentals, licence renewal fees, taxes and other governmental charges required to keep the Property in good standing; in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing them; mining, milling, concentrating, rehabilitation, reclamation, and environmental protections, and in the management of any work which may be done on the Property or in any other respect necessary for the due carrying out of the prospecting, exploration, development, and extraction work;

(q)

“Net Profits Interest” shall have the meaning attributed to it in Schedule “C” hereto;

(r)

“Net Smelter Returns” shall have the meaning attributed to it in Schedule “B” hereto;

(s)

"NI 43-101" means National Instrument 43-101 - Standards of Disclosure for Mineral Projects published by the Canadian Securities Administrators;

(t)

“Options” means collectively, the First Option, Second Option and Third Option herein, or any of them;

(u)

"Optionor" means KGC and KSMC collectively and any payment or issuance of shares to the Optionor means a payment or issuance to KGC and KSMC pro rata in accordance with each of their beneficial interests in the Property on the signing of this Agreement (being for greater certainty a 45% beneficial interest held by KGC and a 55% beneficial interest held by KSMC in the Property);

(v)

“Option Period” means the period during the term of this Agreement from the date hereof to and including the earliest of:

(i)

the date of termination of the Options under Part 7;

(ii)

the date of exercise of the latest of the First Option, Second Option, or Third Option; and

(iii)

December 31, 2014 or such other date as mutually agreed between the parties hereto;

(w)

“parties” means Lonestar, KGC and KSMC, and their respective successors and permitted assigns;

(x)

"Payment Calculation" shall have the meaning ascribed to it in paragraph 4.9(c) herein;

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(y)

“Property” shall have the meaning attributed to it in Recital A hereto as more particularly described in Schedule “A” hereto;

(z)

“Regulatory Approval” means approval to the terms of this Agreement by the TSX Venture Exchange and/or the British Columbia Securities Commission, as may be required, or any such other organization or agency having jurisdiction over the subject matter of this transaction;

(aa)

"Retained Royalty" means the Two Percent (2%) Net Smelter Returns royalty over the Property, retained by the Optionor pursuant to section 4.11 herein and calculated and paid pursuant to Schedule "B" hereto;

(bb)

“Second Option” means the right granted by the Optionor to the Optionee to acquire an additional 25% right, title and interest in and to the Property for a cumulative total interest of 75% as provided in Part 4 hereof; and

(cc)

“Third Option” means the right granted by the Optionor to the Optionee to acquire a further additional 25% right, title and interest in and to the Property for a cumulative total interest of 100% as provided in Part 4 hereof.

1.2

Headings. The headings of this Agreement and the schedules are solely for convenience of reference and do not affect the interpretation of it or define, limit or construe the contents of any provision of this Agreement.

1.3

Number and Gender. Words importing the singular number shall include the plural and vice versa, words importing the neuter gender shall include the masculine and feminine genders, and words importing persons shall include firms and corporations and vice versa.

1.4

Governing Law. This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (but without giving effect to any conflict of law rules). The parties agree that the courts of the Province of British Columbia shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party attorns to the jurisdiction of the courts of the Province of British Columbia.

1.5

Currency. All references to currency in this Agreement are references to the lawful currency of Canada unless otherwise specifically stated.

PART 2

REPRESENTATIONS AND WARRANTIES OF OPTIONOR

2.1

Optionor's representations and warranties. Optionor, jointly and severally, represents and warrants to the Optionee that:

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(a)

KGC has been duly incorporated under the laws of the Province of British Columbia and validly exists as a corporation in good standing under the laws of that jurisdiction of incorporation;

(b)

KSMC has been duly incorporated under the laws of the State of Delaware and validly exists as a corporation in good standing under the laws of that jurisdiction of incorporation;

(c)

the Optionor is the registered and beneficial owner of the Property and, at the time of transfer to the Optionee of each undivided interest in the mineral claims comprising the Property pursuant to the exercise of the Options granted hereunder, the Optionor will be the registered and beneficial owner of a 100% interest, or such remainder thereof that it has not previously transferred to the Optionee hereunder, of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others and no taxes or rentals are due in respect of any thereof;

(d)

the mineral claims comprised in the Property have been duly and validly located and recorded, and are in good standing in the office of the mining recorder or such other applicable regulatory agency having jurisdiction over the Property;

(e)

there are no adverse claims or challenges against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of Optionor is there any basis therefor, and, other than the Earn-in Agreement, there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property;

(e)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constating documents of the Optionor or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it may be subject; and

(f)

no proceedings are pending for, and Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons.

2.2

Waiver and survival. The representations and warranties contained in section 2.1 are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in section 2.1 will survive the Optionee’s exercise of any Options hereunder.

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PART 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE

3.1

Optionee's representations, warranties and covenants. The Optionee represents and warrants to Optionor that

(a)

the Optionee is a private company that has been duly incorporated and validly exists as a corporation in good standing under the laws of the Province of British Columbia;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constituting documents of Optionee or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which Optionee is a party or by which it is bound or to which it may be subject; and

(c)

no proceedings are pending for, and Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Optionee or the placing of Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent persons.

3.2

Waiver and survival. The representations and warranties contained in section 3.1 are provided for the exclusive benefit of Optionor and a breach of any one or more thereof may be waived by Optionor in whole or in part at any time without prejudice to it rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in section 3.1 will survive the Optionee’s exercise of any Options hereunder.

3.3

Termination of Earn-in Agreement. KGC and KSMC hereby covenant and agree that upon the signing of this Agreement and the issuance by the Optionee of the shares pursuant to paragraph 4.2(a) herein, the Earn-in Agreement will be deemed to be terminated and at an end, and KGC and KSMC will forthwith execute any and all documents necessary to evidence the termination of the Earn-in Agreement.

PART 4

ACQUISITION AND EXERCISE OF THE OPTIONS

The Optionor hereby grants to the Optionee the sole and exclusive option to acquire up to an undivided 100% interest in the Property, in three separate stages as follows:

(1)

First Option:

The Optionee acquires a Fifty Percent (50%) interest in the Property;

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(2)

Second Option:  The Optionee acquires a further Twenty-Five Percent (25%) interest in the Property for a cumulative total of Seventy-Five Percent (75%) interest in the Property; and

(3)

Third Option:  The Optionee acquires a further Twenty-Five Percent (25%) interest in the Property for a cumulative total of One Hundred Percent (100%) interest in the Property.

The aggregate consideration the Optionee will pay to the Optionor if all Options are exercised shall be as follows:

(a)

The completion of an aggregate of Twenty-Five Million Seven Hundred and Fifty Thousand Dollars ($25,750,000) in Expenditures on the Property as the total minimum required work commitments;

(b)

The issuance to the Optionor of Twenty-Five Million Seven Hundred and Fifty Thousand Dollars ($25,750,000) in common shares in the capital of Lonestar, at the share values where set forth below, being equivalent in number to the common shares of Lonestar issued to obtain the funding necessary to finance the Expenditures for the minimum required work commitments; and

(c)

The completion of a Bankable Feasibility Study under paragraph 4.6(a) below, and the payment in cash or shares under the provisions of paragraph 4.6(b) below.

4.1

Grant of the First Option to Acquire an interest. The Optionor hereby grants to the Optionee the sole and exclusive option with respect to the Property to acquire a Fifty Percent (50%) undivided interest in and to the Property (the "First Option") free and clear of all charges encumbrances and claims, save and except for the Retained Royalty.  This right may be exercised in the manner referred to in section 4.9 and by completing all of the requirements set out in section 4.2 below.

4.2

Exercise of First Option. In order to maintain in force the First Option granted to it, and to exercise the First Option, the Optionee must:

Share Issuance, Expenditures, and Assessment Work

(a)

issue to the Optionor a total of 4,000,000 common shares in the capital of the Optionee upon execution of this Agreement;

(b)

incur a minimum of $750,000 in Expenditures on the Property on or before May 30, 2012;

(c)

incur an additional $2,000,000 in Expenditures on the Property on or before May 30, 2013;

(d)

issue to the Optionor on or before May 30, 2013,  an additional number of common shares in the capital of the Optionee equal to the number of shares issued by the Optionee for each equity financing conducted by the Optionee for the purpose of raising funds to carry out the minimum required work commitments for the period ended May 30, 2013, such common shares to be valued at the per share price applicable to the respective equity financing giving rise to their issuance; and

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(e)

maintain the Property in good standing during the Option Period by paying, or causing to be paid, to the Optionor, or on the Optionor's behalf as the Optionee may determine, all payments and taxes required by the applicable regulatory authorities to be paid with respect to the Property and perform all assessment work required to be carried out on the Property by the applicable regulatory authorities to maintain the Property in good standing.

4.3

Grant of the Second Option to Acquire an additional interest. Subject to the Optionee satisfying all of the requirements of section 4.2 to acquire and exercise the First Option, the Optionor grants to the Optionee the sole and exclusive option with respect to the Property to acquire an additional Twenty-five Percent (25%) undivided interest in and to the Property (the "Second Option"), free and clear of all charges encumbrances and claims, save and except for the Retained Royalty.  Upon exercising this Second Option, the Optionee will have acquired a cumulative Seventy-five Percent (75%) interest in the Property.  This right may be exercised in the manner referred to in section 4.9 and by completing all of the requirements set out in section 4.4 below.

4.4

Exercise of Second Option. In order to maintain in force the Second Option granted to it, and to exercise the Second Option, the Optionee must:

Share Issuance, Expenditures, and Assessment Work

(a)

incur an additional $15,000,000 in Expenditures on the Property on or before May 30, 2014;

(b)

issue to the Optionor on or before May 31, 2014, an additional number of common shares in the capital of the Optionee equal to the number of shares issued by the Optionee for each equity financing conducted by the Optionee for the purpose of raising the funds to carry out the minimum required work commitment for the period ending May 30, 2014, and not previously issued to the Optionor for those financings, such common shares to be valued at the per share price applicable to the respective equity financing giving rise to their issuance;

(c)

incur an additional $8,000,000 in Expenditures on the Property on or before December 31, 2014;

(d)

issue to the Optionor on or before December 31, 2014, an additional number of common shares in the capital of the Optionee equal to the number of shares issued by the Optionee for each equity financing conducted by the Optionee for the purpose of raising the funds to carry out the minimum required work commitment for the period ended December 31, 2014, and not previously issued to the Optionor for those financings, such common shares to be valued at the price applicable to the respective equity financing giving rise to their issuance, and the 4,000,000 common shares previously issued to the Optionor under paragraph 4.2(a) above upon execution of this Agreement shall be applied as the last 4,000,000 shares required to be issued pursuant to the above calculation and at the value determined above for the issuance of such

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shares; and

(e)

maintain the Property in good standing during the Option Period by paying, or causing to be paid, to the Optionor, or on the Optionor's behalf as the Optionee may determine, all payments and taxes required by the applicable regulatory authorities to be paid with respect to the Property and perform all assessment work required to be carried out on the Property by the applicable regulatory authorities to maintain the Property in good standing.

4.5

Grant of the Third Option to Acquire an additional interest. Subject to the Optionee satisfying all of the requirements of sections 4.2 and 4.4 to acquire and exercise the First and Second Options, the Optionor grants to the Optionee the sole and exclusive option with respect to the Property to acquire a further Twenty-five Percent (25%) undivided interest in and to the Property (the "Third Option") free and clear of all charges encumbrances and claims, save and except for the Retained Royalty.  Upon exercising this Third Option, the Optionee will have acquired a cumulative One Hundred Percent (100%) interest in the Property.  This right may be exercised in the manner referred to in section 4.9 and by completing all of the requirements set out in section 4.6 below.

4.6

Exercise of Third Option. In order to maintain in force the Third Option granted to it, and to exercise the Third Option, the Optionee must:

Feasibility Study

(a)

On or before December 31, 2014, or such other date as mutually agreed in writing between the parties, caused to be completed a Bankable Feasibility Study on the Property;

Option Payment in Cash or Shares

(b)

Pay to the Optionor, in cash or, if agreed in writing by the Optionor, in shares in the capital of the Company, an amount calculated by multiplying the number of total proven troy ounces of gold identified on the Property, as shown in the category of Proven Mineral Reserve, as that term is defined under the CIM Definition Standards for the purposes of NI 43-101, and reported in the Bankable Feasibility Study, by the Gold Price Factor; and

Property Payments and Assessment Work

(c)

maintain the Property in good standing during the Option Period by paying, or causing to be paid, to the Optionor, or on the Optionor's behalf as the Optionee may determine, all payments and taxes required by the applicable regulatory authorities to be paid with respect to the Property and perform all assessment work required to be carried out on the Property by the applicable regulatory authorities to maintain the Property in good standing.

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4.7

Lapse or acceleration of Options. The Optionee may let the working right and Options lapse by failing to issue the shares, incur the Expenditures and work commitments or make the cash payments referred to in paragraphs 4.2(a), (b), (c) or (d), paragraphs 4.4(a), (b), (c) or (d), or paragraphs 4.6(a) or (b), or by failing to make the payments or perform the assessment work referred to in paragraphs 4.2(e), 4.4(e) or 4.6(c). The Optionee may accelerate any or all of these payments or Expenditures.

4.8

Working right. During the Option Period, the Optionee shall have the sole and exclusive working right to enter on and conduct the Mining Operations on the Property as the Optionee in its sole discretion may decide. The Optionee shall have quiet and exclusive possession from the date of this Agreement and thereafter during the currency of the working right and Options, with full power and authority to the Optionee, its servants, agents, workers or contractors, to carry on Mining Operations in searching for Minerals in such manner as the Optionee in its discretion may determine, including the right to erect, bring and install on the Property all buildings, plant, machinery, equipment, tools, appliances or supplies as the Optionee shall deem necessary and proper and the right to remove therefrom reasonable quantities of rocks, ores and Minerals and to transport them for the purposes of sampling, metallurgical testing and assaying. All Mining Operations conducted by the Optionee shall be in accordance with good exploration, development and mining practice, and in compliance with all applicable legislation.

4.9

Notice of Exercise of Options.

(a)

Exercise of First Option. The Optionee may at any time after it has, issued the securities pursuant to paragraphs 4.2(a) and (d), incurred the Expenditures in the aggregate of $2,750,000 on the Property in the manner and times set forth in paragraphs 4.2(b) and (c), and maintained the Property as set out in paragraph 4.2(e) hereof, exercise the First Option by delivering a notice of exercise to the Optionor. The notice of exercise of the First Option shall be accompanied by a statement of the Expenditures (the "Statement of Expenditures") incurred by the Optionee on the Property. If requested by the Optionor, the Optionee shall have the Statement of Expenditures audited by the Optionee's auditor. The Optionor shall have a period of Thirty (30) days to review the Statement of Expenditures and either accept or challenge the Statement. Should the Optionor challenge the Statement, then the Optionor shall have a period of Ninety (90) days to conduct such reviews or further audits, by an auditor appointed by the Optionor, of the Optionee's records of Expenditures and the Optionee shall provide full access to its records and cooperation with respect to such review. Any dispute over the amount of Expenditures following the Optionor's review, if not resolved between the parties, shall be referred to arbitration. Should the Optionor accept the notice of exercise and the Statement of Expenditures, then an undivided 50% right, title and interest in and to the Property will vest in the Optionee free and clear of all charges, encumbrances and claims, save and except for the Retained Royalty.

(b)

Exercise of Second Option. The Optionee may at any time after it has, issued the additional securities pursuant to paragraphs 4.4(a) and (d), incurred the additional Expenditures in the aggregate of $23,000,000 on the Property in the manner and times set

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forth in paragraph 4.4(b) and (c), and maintained the Property as set out in paragraph 4.4(e) hereof, exercise the Second Option by delivering a notice of exercise to the Optionor. The notice of exercise of the Second Option shall be accompanied by a statement of the Expenditures (the "Second Statement of Expenditures") incurred by the Optionee on the Property. If requested by the Optionor, the Optionee shall have the Second Statement of Expenditures audited by the Optionee's auditor. The Optionor shall have a period of Thirty (30) days to review the Second Statement of Expenditures and either accept or challenge the Second Statement. Should the Optionor challenge the Second Statement, then the Optionor shall have a period of Ninety (90) days to conduct such reviews or further audits, by an auditor appointed by the Optionor, of the Optionee's records of Expenditures and the Optionee shall provide full access to its records and cooperation with respect to such review. Any dispute over the amount of Expenditures following the Optionor's review, if not resolved between the parties, shall be referred to arbitration. Should the Optionor accept the notice of exercise and the Second Statement of Expenditures, then an additional undivided 25% right, title and interest in and to the Property will vest in the Optionee free and clear of all charges, encumbrances and claims, save and except for the Retained Royalty and the Optionee's cumulative interest in the Property upon such transfer would then be 75%.

(c)

Exercise of Third Option. The Optionee may at any time after it has, completed the Bankable Feasibility Study pursuant to paragraph 4.6(a), made the payment in cash or, if agreed in writing by the Optionor, in shares in the capital of the Company to the Optionor pursuant paragraph 4.6(b), and maintained the Property as set out in paragraph 4.6(c) hereof, exercise the Third Option by delivering a notice of exercise to the Optionor. The notice of exercise of the Third Option shall be accompanied by a copy of the Bankable Feasibility Study together with a calculation of the amount of the payment (the "Payment Calculation") to made with respect to the proven troy ounces of gold identified in the Bankable Feasibility Study under the category of Proven Mineral Reserve, as that term is defined under CIM Definition Standards. If requested by the Optionor, the Optionee shall have the Payment Calculation audited by the Optionee's auditor. The Optionor shall have a period of Thirty (30) days to review the Payment Calculation and either accept or challenge the Payment Calculation. Should the Optionor challenge the Payment Calculation, then the Optionor shall have a period of Ninety (90) days to conduct such reviews or further audits, by an auditor appointed by the Optionor, of the Optionee's calculations and the Optionee shall provide full access to its records and cooperation with respect to such review. Any dispute over the Payment Calculation following the Optionor's review, if not resolved between the parties, shall be referred to arbitration. Should the Optionor accept the notice of exercise and the Payment Calculation, then an additional undivided 25% right, title and interest in and to the Property will vest in the Optionee free and clear of all charges, encumbrances and claims, save and except for the Retained Royalty and the Optionee's cumulative interest in the Property upon such transfer would then be 100%.

4.10

Transfer of Title on Exercise. Within thirty (30) days following the exercise of each of the First, Second and Third Option under section 4.9, the Optionor will prepare, execute and deliver to the Optionee all transfer documents necessary to effect the transfer and registration of:

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(a)

with respect to the First Option, an undivided fifty percent (50%) interest in and to the Property into the name of the Optionee;

(b)

with respect to the Second Option, an additional undivided twenty-five percent (25%) interest in the Property into the name of the Optionee giving the Optionee a cumulative seventy-five percent (75%) undivided interest in and to the Property; and

(c)

with respect to the Third Option, an additional undivided twenty-five percent (25%) interest in the Property into the name of the Optionee giving the Optionee a cumulative seventy percent (100%) undivided interest in and to the Property.

4.11

Optionor's Retained Royalty. On the date the Optionee commences Commercial Production on the Property, the Optionor shall be entitled to receive, and the Optionee shall pay to the Optionor, a royalty of Two Percent (2%) of Net Smelter Returns to be calculated and paid in accordance with the terms and provisions of Schedule "B" attached hereto and forming a part of this Agreement.

PART 5

OBLIGATIONS OF OPTIONEE DURING OPTION PERIOD

5.1

Maintenance of Property. During the Option Period the Optionee will maintain in good standing those mineral claims comprised in the Property that are in good standing on the date hereof  by the doing and filing of assessment work, by the payment of taxes and rentals and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee’s activities thereon except those at the time contested in good faith by the Optionee.

5.2

Optionor access to Property. During the Option Period, the Optionee will permit the directors, officers, employees and designated consultants of the Optionor, at their own risk, access to the Property at all reasonable times, provided that Optionor agrees to indemnify the Optionee against, and to save it harmless from, all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of Optionor while on the Property.

5.3

Annual report of results. During the Option Period, the Optionee will deliver to the Optionor on or before March 15 in each year a full report (including up-to-date maps if there are any) describing the results of work done in the last completed calendar year, together with reasonable details of Expenditures made.

5.4

Workmanship, reclamation. During the Option Period, the Optionee will do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any applicable governmental authority, including conducting all reclamation required by the applicable regulatory authorities with respect to the work conducted by the Optionee on the Property.

5.5

Indemnity. The Optionee shall indemnify and save the Optionor harmless from and against all

13 | Page

losses, liabilities, claims, demands, damages, expenses, suits, injury or death in any way referable to Mining Operations conducted prior to the formation of a Joint Venture; provided, that the Optionor shall not be indemnified for any loss, liability, claim, demand, damage, expense, injury or death resulting from the negligence or wilful misconduct of the Optionor, or its employees, agents or contractors. The Optionee shall cause to be paid all workers and wage earners employed by it or its contractors on the Property and all materials purchased in connection with it.

5.6

Abandonment. The Optionee may at any time, during the Option Period, abandon any one or more of the claims (the "Abandoned Claims") which comprise the Property. The Optionee shall give the Optionor notice in writing Thirty (30) days prior to any abandonment (the "Notice of Abandonment"). If requested by the Optionor following receipt of Notice of Abandonment, the Optionee shall transfer to the Optionor, or its nominee, any or all of the claims proposed to be abandoned by the Optionee. Upon delivery of the Notice of Abandonment to the Optionor, the Abandoned Claims will for all purposes of this Agreement cease to form part of the Property.

5.7

Assessment work. The Optionee shall, in consultation with the Optionor, file as credits against the Property to the maximum extent possible, all the assessment credits which may become available from Mining Operations conducted on the Property during the Option Period.

5.8

Insurance.

(1)

Until the formation of a Joint Venture, the Optionee shall provide, maintain and pay for the following insurance which shall be placed with an insurance company or companies and in a form as may be acceptable to the Optionor:

(a)

comprehensive general liability insurance protecting the Optionee and Optionor and their respective employees, agents, contractors, invitees and licensees against damages arising from personal injury (including death) and from claims for property damage which may arise directly or indirectly out of the Mining Operations of the Optionee and Optionor under this Agreement including coverage for liability arising out of products, whether manufactured or supplied by the Optionee and Optionor, completed operations, contingent employer's liability and contractual liability; and

(b)

automobile insurance on the Optionee's owned and non-owned vehicles, if any, protecting the Optionee and its employees, agents, contractors, invitees and licencees against damages arising from bodily injury (including death) and from claims for property damage arising out of the Mining Operations of the Optionee and Optionor under this Agreement.

(2)

Each policy of insurance contemplated in this paragraph shall:

(a)

be in an amount acceptable to the Optionor and in any event not less than $1,000,000 inclusive of any one occurrence;

and the policy of insurance referred to in paragraph 5.8(1)(a) shall:

(b)

include a standard form of cross-liability clause;

14 | Page

(c)

contain a clause waiving the insurer's right of subrogation against the Optionor; and

(d)

indicate that the insurer will give the Optionor Thirty (30) days' prior written notice of cancellation or termination of the coverage.

(3)

The Optionee shall provide the Optionor with such evidence of insurance as the Optionor may request.

5.9

Area of Interest.  During the term of this Agreement, any mineral claim, lease or other mineral right or interest acquired by or on behalf of any party, directly or indirectly, by staking, acquisition or in any other manner, contiguous to or within five (5) kilometres of the outside boundaries of the Property as at the date hereof, will be deemed to have been acquired on behalf of and for the benefit of all of the parties pursuant to this Agreement, with the exception of any placer claims or leases, which shall be specifically excluded from this Agreement.  All staking or acquisition costs of the Optionor, provided they have been approved in writing by the Optionee prior to their incurrence, will be reimbursed to the Optionor by the Optionee upon presentation of paid invoices or a copy of the acquisition agreement accompanied by proof of payment.

PART 6

FORMATION OF JOINT VENTURE

6.1

Joint Venture. If the Optionee exercises its rights under sections 4.2 or 4.4, and thereby becomes the owner of a 50% or 75% undivided interest in the Property, and the Optionee gives the  Optionor notice in writing  (the "Joint Venture Notice") that it is not proceeding with any further Options granted under this Agreement and wishes to form a Joint Venture, then, as and from the date of the Joint Venture Notice, the Optionor and Optionee agree to associate and participate in, and form, a joint venture (the "Joint Venture") for the purpose of carrying out all acts which are necessary or appropriate, directly or indirectly, to:

(a)

explore and, if deemed warranted as provided in this Agreement, develop the Property and equip it for Commercial Production;

(b)

operate the Property as a mine; and

(c)

engage in such other activity as may be considered by the Optionor and Optionee to be necessary or desirable in connection with the foregoing.

6.2

Joint Venture Agreement. When a Joint Venture is formed pursuant to section 6.1, the Optionor and the Optionee hereby agree to negotiate and execute a formal joint venture agreement, including the following essential terms (the "Joint Venture Agreement"):

(a)

on commencement of the Joint Venture, depending on whether it occurs after the exercise of the First Option or Second Option by the Optionee, the Optionor and Optionee shall have the following interests in the Joint Venture and be deemed to have made the following Expenditures (with the Optionor’s interest being divided among KGC and KSMC on the basis of their beneficial interests in the Property on the date of

15 | Page

this Agreement, being allocated as to 45% to KGC and 55% to KSMC):

(i)

if after the exercise of the First Option by the Optionee:

Party	Interest	Deemed Expenditure
Optionor	50%	$5,500,000
Optionee	50%	$5,500,000

and;

(ii)

if after the exercise of the Second Option by the Optionee:

Party	Interest	Deemed Expenditure
Optionor	25%	33 1/3% of Optionee’s Deemed Expenditure as set forth immediately below
Optionee	75%	$5,500,000 plus all costs incurred in exercising the Second Option

(b)

all decisions regarding the operations of the Joint Venture shall be made by a management committee to consist of one representative from each party. Each party shall have the number of votes on the management committee equal to their participating interest in the Joint Venture as adjusted from time to time. The chairman of the management committee shall have a casting vote in the event of a tie;

(c)

the initial operator for the Joint Venture (the “Operator”) shall be the Optionee who shall continue as Operator so long as the Optionee is contributing its pro rata share of the costs to the Joint Venture when requested. Should the Optionee cease to contribute to costs of the Joint Venture and the Optionor be contributing to costs of the Joint Venture, then the Optionee shall resign as Operator and the Optionor be appointed as Operator for the Joint Venture;

(d)

the Operator shall provide the parties who are not the Operator timely reports on all Mining Operations on a monthly basis, as well as copies of all technical reports prepared on the Property address to each of the parties, and an immediate report on any usual or significant discovery of mineralization;

(e)

should a party (the "Non-Contributing Party") to the Joint Venture choose at any time not to contribute its share of costs or work program budgets to the Joint Venture, such Non-Contributing Party shall suffer immediate dilution of its participating interest in the Joint Venture and upon a Non-Contributing Party’s participating interest at any time being reduced to Five Percent (5%) or less, the Non-Contributing Party shall assign and convey the balance of its participating interest to the other party, and in consideration of that assignment and conveyance, shall be entitled to receive as its sole remuneration and benefit, by way of royalty, as and when available, the amount of Five Percent (5%) of Net Profits (the “Net Profits Interest”); and

16 | Page

(f)

the parties agree that the Joint Venture shall be responsible for exercising the rights and satisfying the obligations with respect to the Property  that arise during the term of the Joint Venture. Any expenditures made or benefits derived from the rights acquired by the Joint Venture shall be shared or enjoyed by the parties pro-rata in accordance with their respective interests at the time, if a payment, or from time to time, if a lasting benefit.

The Joint Venture Agreement shall govern the relationship of the Optionee and Optionor in all subsequent Mining Operations on the Property.

PART 7

TERMINATION OF OPTIONS

7.1

Optionee requirements. If the First Option is terminated otherwise than upon the exercise thereof pursuant to section 4.9, the Optionee will leave in good standing for a period of at least one year after the termination of the First Option, those mineral claims comprising the Property that are in good standing on the date hereof and any other mineral claims comprised in the Property that the Optionee brings into good standing after the date hereof.

7.2

Equipment. In the event that the Optionee abandons the Options granted to it under sections 4.1, 4.3 or 4.5, all buildings, plant, equipment, machinery, tools, appliances and supplies which the Optionee may have brought on the Property, either before or during the Option Period, may be removed by the Optionee at any time not later than six months after the abandonment of the Options. Any buildings, plant, equipment, machinery, tools, appliances and supplies left on the Property during the six-month period shall be at the Optionee's sole risk and, if not removed after the six-month period, shall become the property of the Optionor. During the Option Period, the Optionee shall not remove from the Property any of its buildings, plant, equipment, machinery, tools, appliances and supplies, except as contemplated immediately above in this section 7.2.

7.3

Information. If the Optionee abandons the First, Second or Third Option granted to it under Part 4, the Optionee shall, on request, provide the Optionor, at no cost to the Optionor, with a copy of all reports, maps, plans, drill logs and surveys of all work pertaining to the Property or Mining Operations, provided that the Optionee does not warrant the accuracy of those reports, maps, plans, drill logs and surveys and shall not be liable for any inaccuracies contained in them.

PART 8

CONFIDENTIAL INFORMATION

17 | Page

8.1

Treatment of information. No information furnished by the Optionee to Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of product derived from the Property, will be published by Optionor without the written consent of the Optionee, but such consent in respect of the reporting of factual data will not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws.

PART 9

ARBITRATION

9.1

Matters for referral to arbitration. All questions or matters in dispute with respect to the accounting of moneys expended by the Optionee as provided herein, or with respect to the calculation of or amounts taken into account in the determination of Expenditures, the Payment Calculation or Net Smelter Returns and any share of the proceeds of the sale of Minerals or other products from the Property will be submitted to arbitration pursuant to the terms hereof.

9.2

Notice of referral to arbitration. It will be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration gives not less than 30 days’ prior written notice of its intention so to do to the other party together with particulars of the matter in dispute.

9.3

Expiry of notice. On the expiration of such 30 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in section 9.4.

9.4

Appointment of arbitrators. Unless the parties can mutually agree in writing on the appointment of a single arbitration within 5 days of the expiry of the notice under section 9.2, the party desiring arbitration will appoint one arbitrator, and will notify the other party of such appointment, and the other party will, within 15 days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, will, within 15 days after the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for.

9.5

Failure to act. If the other party will fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties will be unable to agree on the appointment of the chairman, the chairman will be appointed under the provision of the Commercial Arbitration Act (British Columbia) (the “Act”).

9.6

Arbitration procedures. Except as specifically otherwise provided in this Part 9, the arbitration herein provided for will be conducted in accordance with the Act, and any rules of procedure as may be proposed by the arbitrator or arbitrators, as the case may be.

9.7

Fixing time and place. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, will fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he will preside over the arbitration and determine all questions of procedure not provided for under such Act or this Part 9.

18 | Page

9.8

Award in writing. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, will make an award and reduce it to writing, and deliver one copy thereof to each of the parties.

9.9

Expenses. The expense of the arbitration will be paid as specified in the award.

9.10

Binding award. The parties may agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, will be final and binding upon each of them, from which there shall be no appeal.  In the event that one party alleges a default or breach which the other denies, or a failure to satisfactorily cure a default, then the arbitrator or arbitrators may make an order to relieve against forfeiture or set out the required terms to cure the default.  The arbitrator or arbitrators may award injunctive relief, and shall also decide matters including the cost of the arbitration.  The arbitrator or arbitrators are authorized and instructed to award costs on a solicitor own client or special costs basis, as warranted, to the successful party in connection with any arbitration.  In the event a party fails or is otherwise unable to pay its share of any costs under this provision, the other party or parties are hereby authorized but not obligated to make that payment and deduct the same from any money claimed owed by the respondent, or treat such advance as a demand loan, with interest at Eight Percent (8%) per annum, compounding annually until paid, and payable on demand.

PART 10

DEFAULT AND TERMINATION

10.1

Notice of default. Notwithstanding Part 4, if at any time during the Option Period the Optionee fails to perform any obligation required to be performed hereunder or is in breach of a warranty or covenant given herein, which failure or breach materially interferes with the implementation of this Agreement, Optionor may terminate this Agreement but only if:

(a)

it first gives to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty or covenant breached, and

(b)

the Optionee does not, within 60 days after delivery of such notice of default, cure such default or commence proceedings to cure such default by appropriate payment or performance (the Optionee hereby agreeing that should the Optionee so begin to cure any default the Optionee will prosecute such curing to completion without undue delay).

10.2

Termination.

Should the Optionee fail to comply with the provisions of paragraph 10.1(b) Optionor may thereafter terminate this Agreement, and the provisions of Part 7 will then be applicable.

PART 11

GENERAL

11.1

Assignment of interest. During the Option Period and prior to the formation of a Joint

19 | Page

Venture, the Optionor and Optionee shall not, except as set out herein, sell, transfer nor assign this Agreement or their right or beneficial interest in the Property without the consent of the other party, which consent shall not be unreasonably withheld.  Either party shall be permitted to assign this Agreement to an Affiliate on the assigning party providing a guarantee, in form satisfactory to the other party, of the obligations of that Affiliate under this Agreement.  Any assignment shall be subject to the assignee entering into an agreement, in form and substance satisfactory to counsel for the other party, to be bound by this Agreement.

11.2

Encumbrances. During the Option Period and prior to the formation of a Joint Venture, the Optionor and Optionee shall not pledge, mortgage, charge or otherwise encumber their beneficial interest in the Property or their rights under this Agreement, except in the event that the Optionee is proceeding with the Third Option and such pledge, mortgage, charge or encumbrance is for the specific purpose of securing financing to develop and place the Property into Commercial Production.

11.3

Further assurances. The parties shall, without further consideration, from time to time execute and deliver, or cause to be executed and delivered, further instruments and assurances as may be reasonably required for registering or recording changes in ownership interests in the Property.

11.4

Limitation of Obligations of Optionee. It is understood and agreed that:

(a)

nothing contained in this Agreement, nor any payment made, shares issued, Mining Operations conducted or Expenditures incurred by the Optionee on or in connection with the Property or part of it, nor the doing of any act or thing by the Optionee under the terms of this Agreement shall obligate the Optionee to do anything else under this Agreement other than to issue shares, make payments, incur Expenditures and maintain the Property to the extent that it may have expressly undertaken to do so pursuant to the terms of this Agreement;

(b)

subject to the terms of this Agreement, the Optionee may at any time abandon the Options granted to it under sections 4.1, 4.3 and 4.5; and

(c)

in the event that the Optionee abandons the Options granted to it under section 4.1, 4.3 or 4.5, the liabilities and obligations of the Optionee shall cease with respect to the Property except that the Optionee shall remain liable for any and all liabilities or obligations arising directly or indirectly from the actions of the Optionee in conducting work or having conducted work on the Property and the provisions of Part 7 herein, and if the Optionee has acquired any interest in the Property, as provided under the Joint Venture Agreement.

11.5

Time. Time shall be of the essence of this Agreement and of every part of it and no extension or variation of this Agreement shall operate as a waiver of this provision.

11.6

Entire agreement. With respect to the subject-matter of this Agreement, this Agreement:

(a)

sets forth the entire agreement between the parties and any persons who have in the past or who are now representing either of the parties;

20 | Page

(b)

supersedes all prior understandings and communications between the parties or any of them, oral or written; and

(c)

constitutes the entire agreement between the parties.

Each party acknowledges that this Agreement is entered into after full investigation and that no party is relying on any statement or representation made by any other which is not embodied in this Agreement. Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless it is in writing and executed by each of the parties.

11.7

Regulatory requirements. The Optionor acknowledges that the Optionee intends to apply to have its shares listed and posted for trading on an Exchange and agrees to cooperate with the Optionee in such efforts and comply with all reasonable regulatory requirements of the Exchange to accomplish such listing, including the tendering of shares in the capital of the Optionee held by the Optionor into escrow should such a step be required by the Exchange or other applicable regulatory authority.

11.8

Notices. All payments and communications which may be or are required to be given by either party to the other shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail to the parties, at following respective addresses:

KGC:

Klondike Gold Corp.

711 - 675 West Hastings Street

Vancouver, B.C.

V6B 1N2

Attention:

Richard Hughes, President

KSMC:

Klondike Star Mineral Corporation

101 - 307 Jarvis Street

Whitehorse, Yukon Territory

Y1A 2H3

Attention:

George Wakim, President

Optionee:

Lonestar Gold Inc.

203 - 409 Granville Street

Vancouver, B.C.

V6C 1T2

Attention:

Erich Rauguth, President

and if any payment or communication is sent by prepaid registered mail, it shall, subject to the following sentence, be conclusively deemed to have been received on the third business day following the mailing of it and, if delivered, it shall be conclusively deemed to have been received at the time of delivery. Notwithstanding the foregoing provisions with respect to mailing, in the event that it may be

21 | Page

reasonably anticipated that, due to any strike, lock-out or similar event involving an interruption in postal service, any payment or communication will not be received by the addressee by no later than the third business day following the mailing of it, then the mailing of any payment or communication as mentioned shall not be an effective means of sending it but rather any payment or communication must then be sent by an alternative means of transportation which it may reasonably be anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee. Either party may from time to time change its address by notice to the other in accordance with this paragraph.

11.9

Benefit of successors. This Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

11.10

Tender of Payment. In this Agreement, any payment or issuance of securities required herein to be made to the Optionor shall be made to the Optionor allocated as to Forty-five Percent (45%) to KGC and Fifty-five Percent (55%) to KSMC, and may be mailed or delivered to them at their addresses for notice purposes as provided herein by first class registered mail or courier delivery, or sent by bank wire transfer to the account each may specify from time to time to Lonestar, and upon proof of such mailing, delivery, or wire transfer, Lonestar shall have no further liability for such payment or securities issuance to either KGC, KSMC or the Optionor to the extent of such payment or securities issuance.

IN WITNESS WHEREOF the corporate seals of Optionor and the Optionee have been hereunto affixed in the presence of their duly authorized officers in that behalf on the day and date first written.

KLONDIKE GOLD CORP. By its authorized signatory: /s/Richard Hughes Richard Hughes, President	KLONDIKE STAR MINERAL CORPORATION By its authorized signatory: /s/George Wakim George Wakim, President

LONESTAR GOLD INC. By its authorized signatory: /s/Erich Rauguth Erich Rauguth, President

22 | Page

SCHEDULE "A"

To that Mineral Property Option and Royalty Agreement made June ___, 2011

Between Klondike Gold Corp., Klondike Star Mineral

Corporation and Lonestar Gold Inc.

CLAIMS LIST

All claims are beneficially owned 55% KSMC 45% KGC

Grant Number	Claim Name	Claim Nbr	Claim Owner
Y 65536	Joe	1	Arbor Resources Inc. - 100%.
Y 65537	Joe	2	Arbor Resources Inc. - 100%.
Y 65538	Joe	3	Arbor Resources Inc. - 100%.
Y 65539	Joe	4	Arbor Resources Inc. - 100%.
Y 99613	Joe	5	Arbor Resources Inc. - 100%.
Y 99614	Joe	6	Arbor Resources Inc. - 100%.
Y 99615	Joe	7	Arbor Resources Inc. - 100%.
Y 99616	Joe	8	Arbor Resources Inc. - 100%.
Y 99617	Joe	9	Arbor Resources Inc. - 100%.
Y 99618	Joe	10	Arbor Resources Inc. - 100%.
YA10300	Ron	1	Arbor Resources Inc. - 100%.
YA10301	Ron	2	Arbor Resources Inc. - 100%.
YA10302	Ron	3	Arbor Resources Inc. - 100%.
YA10303	Ron	4	Arbor Resources Inc. - 100%.
YA10304	Ron	5	Arbor Resources Inc. - 100%.
YA10305	Ron	6	Arbor Resources Inc. - 100%.
YA10306	Ron	7	Arbor Resources Inc. - 100%.
YA10307	Ron	8	Arbor Resources Inc. - 100%.
YA10308	Ron	9	Arbor Resources Inc. - 100%.
YA10309	Ron	10	Arbor Resources Inc. - 100%.
YA10310	Ron	11	Arbor Resources Inc. - 100%.
YA10311	Ron	12	Arbor Resources Inc. - 100%.
YA10312	Ron	13	Arbor Resources Inc. - 100%.
YA10313	Ron	14	Arbor Resources Inc. - 100%.
YA10314	Ron	15	Arbor Resources Inc. - 100%.
YA10315	Ron	16	Arbor Resources Inc. - 100%.
YA10316	Ron	17	Arbor Resources Inc. - 100%.
YA10317	Ron	18	Arbor Resources Inc. - 100%.
YA10318	Ron	19	Arbor Resources Inc. - 100%.
YA10319	Ron	20	Arbor Resources Inc. - 100%.
YA10320	Ron	21	Arbor Resources Inc. - 100%.
YA10321	Ron	22	Arbor Resources Inc. - 100%.

23 | Page

YA10322	Ron	23	Arbor Resources Inc. - 100%.
YA10323	Ron	24	Arbor Resources Inc. - 100%.
YA10324	Ron	25	Arbor Resources Inc. - 100%.
YA10325	Ron	26	Arbor Resources Inc. - 100%.
YA10326	Ron	27	Arbor Resources Inc. - 100%.
YA10327	Ron	28	Arbor Resources Inc. - 100%.
YA10328	Ron	29	Arbor Resources Inc. - 100%.
YA10329	Ron	30	Arbor Resources Inc. - 100%.
YA10330	Ron	31	Arbor Resources Inc. - 100%.
YA10331	Ron	32	Arbor Resources Inc. - 100%.
YA10332	Ron	33	Arbor Resources Inc. - 100%.
YA10333	Ron	34	Arbor Resources Inc. - 100%.
YA10334	Ron	35	Arbor Resources Inc. - 100%.
YA10335	Ron	36	Arbor Resources Inc. - 100%.
YA10336	Ron	37	Arbor Resources Inc. - 100%.
YA10337	Ron	38	Arbor Resources Inc. - 100%.
YA10338	Ron	39	Arbor Resources Inc. - 100%.
YA10339	Ron	40	Arbor Resources Inc. - 100%.
YA32783	DN	1	Arbor Resources Inc. - 100%.
YA32784	DN	2	Arbor Resources Inc. - 100%.
YA32828	Oyro		Arbor Resources Inc. - 100%.
YA32946	DN	11	Arbor Resources Inc. - 100%.
YA32947	DN	12	Arbor Resources Inc. - 100%.
YA32948	DN	13	Arbor Resources Inc. - 100%.
YA32949	DN	14	Arbor Resources Inc. - 100%.
YA32950	DN	15	Arbor Resources Inc. - 100%.
YA32951	DN	16	Arbor Resources Inc. - 100%.
YA32952	DN	17	Arbor Resources Inc. - 100%.
YA32953	DN	18	Arbor Resources Inc. - 100%.
YA32954	DN	19	Arbor Resources Inc. - 100%.
YA32955	DN	20	Arbor Resources Inc. - 100%.
YA32956	DN	21	Arbor Resources Inc. - 100%.
YA32957	DN	22	Arbor Resources Inc. - 100%.
YA32958	DN	23	Arbor Resources Inc. - 100%.
YA32959	DN	24	Arbor Resources Inc. - 100%.
YA32960	DN	25	Arbor Resources Inc. - 100%.
YA32961	DN	26	Arbor Resources Inc. - 100%.
YA47082	DN	10	Arbor Resources Inc. - 100%.
YA47083	DN	27	Arbor Resources Inc. - 100%.
YA47084	DN	28	Arbor Resources Inc. - 100%.
YA47085	DN	29	Arbor Resources Inc. - 100%.
YA47086	DN	30	Arbor Resources Inc. - 100%.

24 | Page

YA47087	DN	31	Arbor Resources Inc. - 100%.
YA47088	DN		Arbor Resources Inc. - 100%.
YA47089	ND		Arbor Resources Inc. - 100%.
YA47090	DN	1	Arbor Resources Inc. - 100%.
YA47091	DN	2	Arbor Resources Inc. - 100%.
YA47604	DN	32	Arbor Resources Inc. - 100%.
YA47605	DN	33	Arbor Resources Inc. - 100%.
YA47890	DN	3	Arbor Resources Inc. - 100%.
YA47891	DN	4	Arbor Resources Inc. - 100%.
YA47892	DN	5	Arbor Resources Inc. - 100%.
YA47893	DN	6	Arbor Resources Inc. - 100%.
YA47894	DN	7	Arbor Resources Inc. - 100%.
YA47895	DN	8	Arbor Resources Inc. - 100%.
YA47896	DN	9	Arbor Resources Inc. - 100%.
YA49724	ND	1	Arbor Resources Inc. - 100%.
YA49725	ND	2	Arbor Resources Inc. - 100%.
YA49726	ND	3	Arbor Resources Inc. - 100%.
YA49727	ND	4	Arbor Resources Inc. - 100%.
YA49728	ND	5	Arbor Resources Inc. - 100%.
YA49729	ND	6	Arbor Resources Inc. - 100%.
YA49730	ND	7	Arbor Resources Inc. - 100%.
YA49731	ND	8	Arbor Resources Inc. - 100%.
YA49732	ND	9	Arbor Resources Inc. - 100%.
YA49733	ND	10	Arbor Resources Inc. - 100%.
YA49734	ND	11	Arbor Resources Inc. - 100%.
YA49735	ND	12	Arbor Resources Inc. - 100%.
YA49736	ND	13	Arbor Resources Inc. - 100%.
YA49737	ND	14	Arbor Resources Inc. - 100%.
YA49738	ND	15	Arbor Resources Inc. - 100%.
YA49739	ND	16	Arbor Resources Inc. - 100%.
YA49740	ND	17	Arbor Resources Inc. - 100%.
YA49741	ND	18	Arbor Resources Inc. - 100%.
YA49742	ND	19	Arbor Resources Inc. - 100%.
YA49743	ND	20	Arbor Resources Inc. - 100%.
YA49744	ND	21	Arbor Resources Inc. - 100%.
YA49745	ND	22	Arbor Resources Inc. - 100%.
YA55250	DE	1	Arbor Resources Inc. - 100%.
YA55251	DE	2	Arbor Resources Inc. - 100%.
YA55252	DE	3	Arbor Resources Inc. - 100%.
YA55253	DE	4	Arbor Resources Inc. - 100%.
YA55254	DE	5	Arbor Resources Inc. - 100%.
YA55255	DE	6	Arbor Resources Inc. - 100%.

25 | Page

YA55256	DE	7	Arbor Resources Inc. - 100%.
YA55257	DE	8	Arbor Resources Inc. - 100%.
YA55258	DE	9	Arbor Resources Inc. - 100%.
YA55259	DE	10	Arbor Resources Inc. - 100%.
YA55260	DE	11	Arbor Resources Inc. - 100%.
YA55261	DE	12	Arbor Resources Inc. - 100%.
YA55262	DE	13	Arbor Resources Inc. - 100%.
YA55263	DE	14	Arbor Resources Inc. - 100%.
YA55285	VI	1	Arbor Resources Inc. - 100%.
YA55286	VI	2	Arbor Resources Inc. - 100%.
YA55287	VI	3	Arbor Resources Inc. - 100%.
YA55288	VI	4	Arbor Resources Inc. - 100%.
YA55295	VI	11	Arbor Resources Inc. - 100%.
YB38769	UELD	2	Arbor Resources Inc. - 100%.
YB38768	UELD	1	Arbor Resources Inc. - 100%.
YB17193	Rado	187	Arbor Resources Inc. - 100%.
YB17192	Rado	186	Arbor Resources Inc. - 100%.
YB17190	Rado	183	Arbor Resources Inc. - 100%.
YB17189	Rado	182	Arbor Resources Inc. - 100%.
YB17188	Rado	181	Arbor Resources Inc. - 100%.
YB17187	Rado	180	Arbor Resources Inc. - 100%.
YB17186	Rado	179	Arbor Resources Inc. - 100%.
YB17069	Rado	58	Arbor Resources Inc. - 100%.
YB17068	Rado	57	Arbor Resources Inc. - 100%.
YB17067	Rado	56	Arbor Resources Inc. - 100%.
YB17066	Rado	55	Arbor Resources Inc. - 100%.
YA55296	VI	12	Arbor Resources Inc. - 100%.
YA64216	RJ	1	Arbor Resources Inc. - 100%.
YA64217	RJ	2	Arbor Resources Inc. - 100%.
YA64218	RJ	3	Arbor Resources Inc. - 100%.
YA64219	RJ	4	Arbor Resources Inc. - 100%.
YA64220	RJ	5	Arbor Resources Inc. - 100%.
YA64221	RJ	6	Arbor Resources Inc. - 100%.
YA64222	RJ	7	Arbor Resources Inc. - 100%.
YA64223	RJ	8	Arbor Resources Inc. - 100%.
YA64224	RJ	9	Arbor Resources Inc. - 100%.
YA64225	RJ	10	Arbor Resources Inc. - 100%.
YA64226	RJ	11	Arbor Resources Inc. - 100%.
YA64227	RJ	12	Arbor Resources Inc. - 100%.
YA64228	RJ	13	Arbor Resources Inc. - 100%.
YA64229	RJ	14	Arbor Resources Inc. - 100%.
YA64230	RJ	15	Arbor Resources Inc. - 100%.

26 | Page

YA64231	RJ	16	Arbor Resources Inc. - 100%.
YA64232	RJ	17	Arbor Resources Inc. - 100%.
YA64233	RJ	18	Arbor Resources Inc. - 100%.
YA64234	RJ	19	Arbor Resources Inc. - 100%.
YA64235	RJ	20	Arbor Resources Inc. - 100%.
YA64236	RJ	21	Arbor Resources Inc. - 100%.
YA64237	RJ	22	Arbor Resources Inc. - 100%.
YA64238	RJ	23	Arbor Resources Inc. - 100%.
YA64239	RJ	24	Arbor Resources Inc. - 100%.
YA64240	RJ	25	Arbor Resources Inc. - 100%.
YA64241	RJ	26	Arbor Resources Inc. - 100%.
YA64242	RJ	27	Arbor Resources Inc. - 100%.
YA64243	RJ	28	Arbor Resources Inc. - 100%.
YA64244	RJ	29	Arbor Resources Inc. - 100%.
YA64245	RJ	30	Arbor Resources Inc. - 100%.
YA64246	RJ	31	Arbor Resources Inc. - 100%.
YA64247	RJ	32	Arbor Resources Inc. - 100%.
YA64276	AC	7	Arbor Resources Inc. - 100%.
YA64277	AC	8	Arbor Resources Inc. - 100%.
YA64278	AC	9	Arbor Resources Inc. - 100%.
YA64279	AC	10	Arbor Resources Inc. - 100%.
YA64281	AC	11	Arbor Resources Inc. - 100%.
YA64519	CIM	2	Arbor Resources Inc. - 100%.
YA64520	CIM	1	Arbor Resources Inc. - 100%.
YA64521	CIM	4	Arbor Resources Inc. - 100%.
YA64522	CIM	3	Arbor Resources Inc. - 100%.
YA65523	VI	16	Arbor Resources Inc. - 100%.
YA65525	VI	18	Arbor Resources Inc. - 100%.
YA65550	VI	43	Arbor Resources Inc. - 100%.
YA65551	VI	44	Arbor Resources Inc. - 100%.
YA65605	RJ	49	Arbor Resources Inc. - 100%.
YA65606	RJ	50	Arbor Resources Inc. - 100%.
YA65615	RJ	59	Arbor Resources Inc. - 100%.
YA65616	RJ	60	Arbor Resources Inc. - 100%.
YA65618	RJ	62	Arbor Resources Inc. - 100%.
YA65629	AC	14	Arbor Resources Inc. - 100%.
YA65631	AC	16	Arbor Resources Inc. - 100%.
YA65632	AC	17	Arbor Resources Inc. - 100%.
YA65633	AC	18	Arbor Resources Inc. - 100%.
YA65634	AC	19	Arbor Resources Inc. - 100%.
YA65635	AC	20	Arbor Resources Inc. - 100%.
YA65636	AC	21	Arbor Resources Inc. - 100%.

27 | Page

YA65637	AC	22	Arbor Resources Inc. - 100%.
YA65638	AC	23	Arbor Resources Inc. - 100%.
YA65640	AC	25	Arbor Resources Inc. - 100%.
YA65641	AC	26	Arbor Resources Inc. - 100%.
YA79245	Syndicate	48	Arbor Resources Inc. - 100%.
YA79250	Syndicate	53	Arbor Resources Inc. - 100%.
YA79251	Syndicate	54	Arbor Resources Inc. - 100%.
YA79252	Syndicate	55	Arbor Resources Inc. - 100%.
YA79253	Syndicate	56	Arbor Resources Inc. - 100%.
YA79257	Syndicate	60	Arbor Resources Inc. - 100%.
YA79258	Syndicate	61	Arbor Resources Inc. - 100%.
YA79259	Syndicate	62	Arbor Resources Inc. - 100%.
YA79260	Syndicate	63	Arbor Resources Inc. - 100%.
YA79263	Syndicate	66	Arbor Resources Inc. - 100%.
YA79264	Syndicate	67	Arbor Resources Inc. - 100%.
YA79265	Syndicate	68	Arbor Resources Inc. - 100%.
YA79266	Syndicate	69	Arbor Resources Inc. - 100%.
YA79268	Syndicate	71	Arbor Resources Inc. - 100%.
YA79269	Syndicate	72	Arbor Resources Inc. - 100%.
YA79270	Syndicate	73	Arbor Resources Inc. - 100%.
YA79271	Syndicate	74	Arbor Resources Inc. - 100%.
YA79274	Syndicate	77	Arbor Resources Inc. - 100%.
YA79275	Syndicate	78	Arbor Resources Inc. - 100%.
YA79276	Syndicate	79	Arbor Resources Inc. - 100%.
YA79277	Syndicate	80	Arbor Resources Inc. - 100%.
YA79278	Syndicate	81	Arbor Resources Inc. - 100%.
YA79279	Syndicate	82	Arbor Resources Inc. - 100%.
YA79280	Syndicate	83	Arbor Resources Inc. - 100%.
YA80506	KH	1	Arbor Resources Inc. - 100%.
YA80507	KH	2	Arbor Resources Inc. - 100%.
YA80508	KH	3	Arbor Resources Inc. - 100%.
YA80509	KH	4	Arbor Resources Inc. - 100%.
YA80510	KH	5	Arbor Resources Inc. - 100%.
YA80511	KH	6	Arbor Resources Inc. - 100%.
YA80512	KH	7	Arbor Resources Inc. - 100%.
YA80513	KH	8	Arbor Resources Inc. - 100%.
YA80514	KH	9	Arbor Resources Inc. - 100%.
YA80515	KH	10	Arbor Resources Inc. - 100%.
YA84204	Rex	22	Arbor Resources Inc. - 100%.
YA84206	Rex	24	Arbor Resources Inc. - 100%.
YA84208	Rex	26	Arbor Resources Inc. - 100%.
YA84210	Rex	28	Arbor Resources Inc. - 100%.

28 | Page

YA84212	Rex	30	Arbor Resources Inc. - 100%.
YA84213	Rex	31	Arbor Resources Inc. - 100%.
YA84218	Rex	36	Arbor Resources Inc. - 100%.
YA84219	Rex	37	Arbor Resources Inc. - 100%.
YA84220	Rex	38	Arbor Resources Inc. - 100%.
YA84221	Rex	39	Arbor Resources Inc. - 100%.
YA84222	Rex	40	Arbor Resources Inc. - 100%.
YA84223	Rex	41	Arbor Resources Inc. - 100%.
YA88228	Nugget	1	Arbor Resources Inc. - 100%.
YA88229	Nugget	2	Arbor Resources Inc. - 100%.
YA88230	Nugget	3	Arbor Resources Inc. - 100%.
YA88231	Nugget	4	Arbor Resources Inc. - 100%.
YA88232	Nugget	5	Arbor Resources Inc. - 100%.
YA88233	Nugget	6	Arbor Resources Inc. - 100%.
YA88234	Nugget	7	Arbor Resources Inc. - 100%.
YA88235	Nugget	8	Arbor Resources Inc. - 100%.
YA88236	Nugget	9	Arbor Resources Inc. - 100%.
YA88237	Nugget	10	Arbor Resources Inc. - 100%.
YC64000	LLIB	1	Klondike Star Mineral Corporation - 100%.
YC75501	LLIB	2	Klondike Star Mineral Corporation - 100%.
YC75502	LLIB	3	Klondike Star Mineral Corporation - 100%.
YC75503	LLIB	4	Klondike Star Mineral Corporation - 100%.
YC75504	LLIB	5	Klondike Star Mineral Corporation - 100%.
YC75505	LLIB	6	Klondike Star Mineral Corporation - 100%.
YC17895	BAD	1	Klondike Gold Corp. - 100%.
YC17896	BAD	2	Klondike Gold Corp. - 100%.
YC17897	BAD	3	Klondike Gold Corp. - 100%.
YC17898	BAD	4	Klondike Gold Corp. - 100%.
YC17899	BAD	5	Klondike Gold Corp. - 100%.
YC17900	BAD	6	Klondike Gold Corp. - 100%.
YC19901	BAD	9	Klondike Gold Corp. - 100%.
YC19902	BAD	10	Klondike Gold Corp. - 100%.
YC19903	BAD	11	Klondike Gold Corp. - 100%.
YC19904	BAD	12	Klondike Gold Corp. - 100%.
YC19905	BAD	14	Klondike Gold Corp. - 100%.
YC19906	BAD	15	Klondike Gold Corp. - 100%.
YC19907	BAD	16	Klondike Gold Corp. - 100%.
YC19908	BAD	7	Klondike Gold Corp. - 100%.

29 | Page

YC19909	BAD	8	Klondike Gold Corp. - 100%.
YC27202	Stam	1	Klondike Gold Corp. - 100%.
YC27203	Stam	2	Klondike Gold Corp. - 100%.
YC27204	Stam	3	Klondike Gold Corp. - 100%.
YC27205	Stam	4	Klondike Gold Corp. - 100%.
YC27206	Stam	5	Klondike Gold Corp. - 100%.
YC27207	Stam	6	Klondike Gold Corp. - 100%.
YC27208	Stam	7	Klondike Gold Corp. - 100%.
YC27209	Stam	8	Klondike Gold Corp. - 100%.
YC27210	Stam	9	Klondike Gold Corp. - 100%.
YC27211	Stam	10	Klondike Gold Corp. - 100%.
YC27212	Stam	11	Klondike Gold Corp. - 100%.
YC27213	Stam	12	Klondike Gold Corp. - 100%.
YC27214	Stam	13	Klondike Gold Corp. - 100%.
YC27215	Stam	14	Klondike Gold Corp. - 100%.
YC27216	Stam	15	Klondike Gold Corp. - 100%.
YC27217	Stam	16	Klondike Gold Corp. - 100%.
YC27218	Stam	17	Klondike Gold Corp. - 100%.
YC27219	Stam	18	Klondike Gold Corp. - 100%.
YC27220	Stam	19	Klondike Gold Corp. - 100%.
YC27221	Stam	20	Klondike Gold Corp. - 100%.
YC27222	Stam	21	Klondike Gold Corp. - 100%.
YC27223	Stam	22	Klondike Gold Corp. - 100%.
YC27224	Stam	23	Klondike Gold Corp. - 100%.
YC27225	Stam	24	Klondike Gold Corp. - 100%.
YC27226	Stam	25	Klondike Gold Corp. - 100%.
YC27227	Stam	26	Klondike Gold Corp. - 100%.
YC27228	Stam	27	Klondike Gold Corp. - 100%.
YC27229	Stam	28	Klondike Gold Corp. - 100%.
YC27230	Stam	29	Klondike Gold Corp. - 100%.
YC27231	Stam	30	Klondike Gold Corp. - 100%.
YC27232	Stam	31	Klondike Gold Corp. - 100%.
YC27233	Stam	32	Klondike Gold Corp. - 100%.
YC27234	Stam	33	Klondike Gold Corp. - 100%.
YC27235	Stam	34	Klondike Gold Corp. - 100%.
YC27236	Stam	35	Klondike Gold Corp. - 100%.
YC27237	Stam	36	Klondike Gold Corp. - 100%.
YC27238	Stam	37	Klondike Gold Corp. - 100%.
YC27239	Stam	38	Klondike Gold Corp. - 100%.
YC27240	Stam	39	Klondike Gold Corp. - 100%.
YC27241	Stam	40	Klondike Gold Corp. - 100%.
YC27242	Stam	41	Klondike Gold Corp. - 100%.

30 | Page

YC27243	Stam	42	Klondike Gold Corp. - 100%.
YC27244	Stam	43	Klondike Gold Corp. - 100%.
YC27245	Stam	44	Klondike Gold Corp. - 100%.
YC27246	Stam	45	Klondike Gold Corp. - 100%.
YC27247	Stam	46	Klondike Gold Corp. - 100%.
YC27248	Stam	47	Klondike Gold Corp. - 100%.
YC27249	Stam	48	Klondike Gold Corp. - 100%.
YC27250	Stam	49	Klondike Gold Corp. - 100%.
YC27251	Stam	50	Klondike Gold Corp. - 100%.
YC27252	Stam	51	Klondike Gold Corp. - 100%.
YC27253	Stam	53	Klondike Gold Corp. - 100%.
YC28449	Nug	1	Klondike Gold Corp. - 100%.
YC28450	Nug	2	Klondike Gold Corp. - 100%.
YC28451	Nug	3	Klondike Gold Corp. - 100%.
YC28452	Nug	4	Klondike Gold Corp. - 100%.
YC28453	Nug	5	Klondike Gold Corp. - 100%.
YC28454	Nug	6	Klondike Gold Corp. - 100%.
YC28455	Nug	7	Klondike Gold Corp. - 100%.
YC28456	Nug	8	Klondike Gold Corp. - 100%.
YC28457	Nug	9	Klondike Gold Corp. - 100%.
YC28459	Chi	1	Klondike Gold Corp. - 100%.
YC28460	Chi	2	Klondike Gold Corp. - 100%.
YC28461	Chi	3	Klondike Gold Corp. - 100%.
YC28462	Chi	4	Klondike Gold Corp. - 100%.
YC28463	Chi	5	Klondike Gold Corp. - 100%.
YC28464	Chi	6	Klondike Gold Corp. - 100%.
YC28465	Chi	7	Klondike Gold Corp. - 100%.
YC28466	Chi	8	Klondike Gold Corp. - 100%.
YC28467	Chi	9	Klondike Gold Corp. - 100%.
YC28468	Chi	10	Klondike Gold Corp. - 100%.
YC28469	Chi	11	Klondike Gold Corp. - 100%.
YC28470	Chi	12	Klondike Gold Corp. - 100%.
YC28471	Chi	13	Klondike Gold Corp. - 100%.
YC28472	Chi	14	Klondike Gold Corp. - 100%.
YC28473	Red	1	Klondike Gold Corp. - 100%.
YC28474	Red	2	Klondike Gold Corp. - 100%.
YC28475	Red	3	Klondike Gold Corp. - 100%.
YC28476	Red	4	Klondike Gold Corp. - 100%.
YC28477	Red	5	Klondike Gold Corp. - 100%.
YC28478	Red	6	Klondike Gold Corp. - 100%.
YC28479	Red	7	Klondike Gold Corp. - 100%.
YC28480	Red	8	Klondike Gold Corp. - 100%.

31 | Page

YC28481	Red	9	Klondike Gold Corp. - 100%.
YC28482	Red	10	Klondike Gold Corp. - 100%.
YC28483	Red	11	Klondike Gold Corp. - 100%.
YC28484	Red	12	Klondike Gold Corp. - 100%.
YC28485	Red	13	Klondike Gold Corp. - 100%.
YC28486	Red	14	Klondike Gold Corp. - 100%.
YC28487	Red	15	Klondike Gold Corp. - 100%.
YC28488	Red	16	Klondike Gold Corp. - 100%.
YC28489	Red	17	Klondike Gold Corp. - 100%.
YC28490	Red	18	Klondike Gold Corp. - 100%.
YC28491	Red	19	Klondike Gold Corp. - 100%.
YC28492	Red	20	Klondike Gold Corp. - 100%.
YC28539	LB	1	Klondike Gold Corp. - 100%.
YC28540	LB	2	Klondike Gold Corp. - 100%.
YC28541	LB	3	Klondike Gold Corp. - 100%.
YC28542	LB	4	Klondike Gold Corp. - 100%.
YC28543	LB	5	Klondike Gold Corp. - 100%.
YC28544	LB	6	Klondike Gold Corp. - 100%.
YC28545	LB	7	Klondike Gold Corp. - 100%.
YC28546	LB	8	Klondike Gold Corp. - 100%.
YC28547	LB	9	Klondike Gold Corp. - 100%.
YC28548	LB	10	Klondike Gold Corp. - 100%.
YC28549	LB	11	Klondike Gold Corp. - 100%.
YC28550	LB	12	Klondike Gold Corp. - 100%.
YC28551	LB	13	Klondike Gold Corp. - 100%.
YC28552	LB	14	Klondike Gold Corp. - 100%.
YC28553	LB	15	Klondike Gold Corp. - 100%.
YC28554	LB	16	Klondike Gold Corp. - 100%.
YC28555	LB	17	Klondike Gold Corp. - 100%.
YC28556	LB	18	Klondike Gold Corp. - 100%.
YC28557	LB	19	Klondike Gold Corp. - 100%.
YC28558	LB	20	Klondike Gold Corp. - 100%.
YC28559	LB	21	Klondike Gold Corp. - 100%.
YC28560	LB	22	Klondike Gold Corp. - 100%.
YC28561	LB	23	Klondike Gold Corp. - 100%.
YC28562	LB	24	Klondike Gold Corp. - 100%.
YC28563	LB	25	Klondike Gold Corp. - 100%.
YC28564	LB	26	Klondike Gold Corp. - 100%.
YC28565	LB	27	Klondike Gold Corp. - 100%.
YC28566	LB	28	Klondike Gold Corp. - 100%.
YC28567	LB	29	Klondike Gold Corp. - 100%.
YC28568	LB	30	Klondike Gold Corp. - 100%.

32 | Page

YC28569	LB	31	Klondike Gold Corp. - 100%.
YC28570	LB	32	Klondike Gold Corp. - 100%.
YC28571	LB	33	Klondike Gold Corp. - 100%.
YC28572	LB	34	Klondike Gold Corp. - 100%.
YC28573	LB	35	Klondike Gold Corp. - 100%.
YC28574	LB	36	Klondike Gold Corp. - 100%.
YC28575	LB	37	Klondike Gold Corp. - 100%.
YC28576	LB	38	Klondike Gold Corp. - 100%.
YC28577	LB	39	Klondike Gold Corp. - 100%.
YC28578	LB	40	Klondike Gold Corp. - 100%.
YC28579	LB	41	Klondike Gold Corp. - 100%.
YC28580	LB	42	Klondike Gold Corp. - 100%.
YC28581	LB	43	Klondike Gold Corp. - 100%.
YC28582	LB	44	Klondike Gold Corp. - 100%.
YC28583	LB	45	Klondike Gold Corp. - 100%.
YC28584	LB	46	Klondike Gold Corp. - 100%.
YC28585	LB	47	Klondike Gold Corp. - 100%.
YC28586	LB	48	Klondike Gold Corp. - 100%.
YC28587	LB	49	Klondike Gold Corp. - 100%.
YC28588	LB	50	Klondike Gold Corp. - 100%.
YC28589	LB	51	Klondike Gold Corp. - 100%.
YC28590	LB	52	Klondike Gold Corp. - 100%.
YC28591	LB	53	Klondike Gold Corp. - 100%.
YC28592	LB	54	Klondike Gold Corp. - 100%.
YC28593	LB	55	Klondike Gold Corp. - 100%.
YC28594	LB	56	Klondike Gold Corp. - 100%.
YC28595	LB	57	Klondike Gold Corp. - 100%.
YC28596	LB	58	Klondike Gold Corp. - 100%.
YC28597	LB	59	Klondike Gold Corp. - 100%.
YC28598	LB	60	Klondike Gold Corp. - 100%.
YC28599	LB	61	Klondike Gold Corp. - 100%.
YC28600	LB	62	Klondike Gold Corp. - 100%.
YC28601	LB	63	Klondike Gold Corp. - 100%.
YC28602	LB	64	Klondike Gold Corp. - 100%.
YC28603	LB	65	Klondike Gold Corp. - 100%.
YC28604	LB	66	Klondike Gold Corp. - 100%.
YC28605	LB	67	Klondike Gold Corp. - 100%.
YC28606	LB	68	Klondike Gold Corp. - 100%.
YC28607	LB	69	Klondike Gold Corp. - 100%.
YC28608	LB	70	Klondike Gold Corp. - 100%.
YC28609	LB	71	Klondike Gold Corp. - 100%.
YC28610	LB	72	Klondike Gold Corp. - 100%.
YC28611	LB	73	Klondike Gold Corp. - 100%.
YC28612	LB	74	Klondike Gold Corp. - 100%.
YC28613	LB	75	Klondike Gold Corp. - 100%.
YC28614	LB	76	Klondike Gold Corp. - 100%.
YC28615	LB	77	Klondike Gold Corp. - 100%.
YC28616	LB	78	Klondike Gold Corp. - 100%.
YC28617	LB	79	Klondike Gold Corp. - 100%.
YC28618	LB	80	Klondike Gold Corp. - 100%.
YC28619	LB	81	Klondike Gold Corp. - 100%.
YC28620	LB	82	Klondike Gold Corp. - 100%.
YC28621	LB	83	Klondike Gold Corp. - 100%.
YC28622	LB	84	Klondike Gold Corp. - 100%.
YC28623	LB	85	Klondike Gold Corp. - 100%.
YC28624	LB	86	Klondike Gold Corp. - 100%.
YC28625	LB	87	Klondike Gold Corp. - 100%.
YC28626	LB	88	Klondike Gold Corp. - 100%.
YC28627	LB	89	Klondike Gold Corp. - 100%.
YC28628	LB	90	Klondike Gold Corp. - 100%.
YC28629	LB	91	Klondike Gold Corp. - 100%.
YC28630	LB	92	Klondike Gold Corp. - 100%.
YC28631	LB	93	Klondike Gold Corp. - 100%.
YC28632	LB	94	Klondike Gold Corp. - 100%.
YC28633	LB	95	Klondike Gold Corp. - 100%.
YC28634	LB	96	Klondike Gold Corp. - 100%.
YC28635	LB	97	Klondike Gold Corp. - 100%.
YC28636	LB	98	Klondike Gold Corp. - 100%.
YC28637	LB	99	Klondike Gold Corp. - 100%.
YC28638	LB	100	Klondike Gold Corp. - 100%.
YC28639	LB	101	Klondike Gold Corp. - 100%.
YC28640	LB	102	Klondike Gold Corp. - 100%.
YC28641	LB	103	Klondike Gold Corp. - 100%.
YC28642	LB	104	Klondike Gold Corp. - 100%.
YC28643	LB	105	Klondike Gold Corp. - 100%.
YC28644	LB	106	Klondike Gold Corp. - 100%.
YC28645	LB	107	Klondike Gold Corp. - 100%.
YC28646	LB	108	Klondike Gold Corp. - 100%.
YC28647	LB	109	Klondike Gold Corp. - 100%.
YC28648	LB	110	Klondike Gold Corp. - 100%.
YC28649	LB	111	Klondike Gold Corp. - 100%.
YC28650	LB	112	Klondike Gold Corp. - 100%.
YC28651	LB	113	Klondike Gold Corp. - 100%.
YC28652	LB	114	Klondike Gold Corp. - 100%.
YC28653	LB	115	Klondike Gold Corp. - 100%.
YC28654	LB	116	Klondike Gold Corp. - 100%.
YC28655	LB	117	Klondike Gold Corp. - 100%.
YC28656	LB	118	Klondike Gold Corp. - 100%.
YC28657	LB	119	Klondike Gold Corp. - 100%.
YC28658	LB	120	Klondike Gold Corp. - 100%.
YC28659	LB	121	Klondike Gold Corp. - 100%.
YC28660	LB	122	Klondike Gold Corp. - 100%.
YC28661	LB	123	Klondike Gold Corp. - 100%.
YC28662	LB	124	Klondike Gold Corp. - 100%.
YC28663	LB	125	Klondike Gold Corp. - 100%.
YC28664	LB	126	Klondike Gold Corp. - 100%.
YC28665	LB	127	Klondike Gold Corp. - 100%.
YC28666	LB	128	Klondike Gold Corp. - 100%.
YC28667	LB	129	Klondike Gold Corp. - 100%.
YC28668	LB	130	Klondike Gold Corp. - 100%.
YC28669	LB	131	Klondike Gold Corp. - 100%.
YC28670	LB	132	Klondike Gold Corp. - 100%.
YC30697	Win	1	Klondike Gold Corp. - 100%.
YC30698	Win	2	Klondike Gold Corp. - 100%.
YC30699	Win	3	Klondike Gold Corp. - 100%.
YC30700	Win	4	Klondike Gold Corp. - 100%.
YC30701	Win	5	Klondike Gold Corp. - 100%.
YC30702	Win	6	Klondike Gold Corp. - 100%.
YC30703	Win	7	Klondike Gold Corp. - 100%.
YC30704	Win	8	Klondike Gold Corp. - 100%.
YC30705	Win	9	Klondike Gold Corp. - 100%.
YC30706	Win	10	Klondike Gold Corp. - 100%.
YC30707	Win	11	Klondike Gold Corp. - 100%.
YC30708	Win	12	Klondike Gold Corp. - 100%.
YC30709	Win	13	Klondike Gold Corp. - 100%.
YC30710	Win	14	Klondike Gold Corp. - 100%.
YC30711	Win	15	Klondike Gold Corp. - 100%.
YC30712	Win	16	Klondike Gold Corp. - 100%.
YC30713	Win	17	Klondike Gold Corp. - 100%.
YC30714	Win	18	Klondike Gold Corp. - 100%.
YC30715	Win	19	Klondike Gold Corp. - 100%.
YC30716	Win	20	Klondike Gold Corp. - 100%.
YC30717	Win	21	Klondike Gold Corp. - 100%.
YC30718	Win	22	Klondike Gold Corp. - 100%.
YC30719	Win	23	Klondike Gold Corp. - 100%.
YC30720	Win	24	Klondike Gold Corp. - 100%.
YC30721	Win	25	Klondike Gold Corp. - 100%.
YC30722	Win	26	Klondike Gold Corp. - 100%.
YC30723	Win	27	Klondike Gold Corp. - 100%.
YC30724	Win	28	Klondike Gold Corp. - 100%.
YC30725	Win	29	Klondike Gold Corp. - 100%.
YC30726	Win	30	Klondike Gold Corp. - 100%.
YC30727	Win	31	Klondike Gold Corp. - 100%.
YC30728	Win	32	Klondike Gold Corp. - 100%.
YC30729	Win	33	Klondike Gold Corp. - 100%.
YC30730	Win	34	Klondike Gold Corp. - 100%.
YC30731	Win	35	Klondike Gold Corp. - 100%.
YC30732	Win	36	Klondike Gold Corp. - 100%.
YC30733	Win	37	Klondike Gold Corp. - 100%.
YC30734	Win	38	Klondike Gold Corp. - 100%.
YC30735	Win	39	Klondike Gold Corp. - 100%.
YC30736	Win	40	Klondike Gold Corp. - 100%.
YC30737	Win	41	Klondike Gold Corp. - 100%.
YC30738	Win	42	Klondike Gold Corp. - 100%.
YC30739	Win	43	Klondike Gold Corp. - 100%.
YC30740	Win	44	Klondike Gold Corp. - 100%.
YC30741	Win	45	Klondike Gold Corp. - 100%.
YC30742	Win	46	Klondike Gold Corp. - 100%.
YC30743	Win	47	Klondike Gold Corp. - 100%.
YC30744	Win	48	Klondike Gold Corp. - 100%.
YC30745	Win	49	Klondike Gold Corp. - 100%.
YC30746	Win	50	Klondike Gold Corp. - 100%.
YC30747	Win	51	Klondike Gold Corp. - 100%.
YC30748	Win	52	Klondike Gold Corp. - 100%.
YC30749	Win	53	Klondike Gold Corp. - 100%.
YC30750	Win	54	Klondike Gold Corp. - 100%.
YC30751	Win	55	Klondike Gold Corp. - 100%.
YC30752	Win	56	Klondike Gold Corp. - 100%.
YC30753	Win	57	Klondike Gold Corp. - 100%.
YC30754	Win	58	Klondike Gold Corp. - 100%.
YC30755	Win	59	Klondike Gold Corp. - 100%.
YC30756	Win	60	Klondike Gold Corp. - 100%.
YC30757	Win	61	Klondike Gold Corp. - 100%.
YC30758	Win	62	Klondike Gold Corp. - 100%.
YC30759	Win	63	Klondike Gold Corp. - 100%.
YC30760	Win	64	Klondike Gold Corp. - 100%.
YC30761	Win	65	Klondike Gold Corp. - 100%.
YC30762	Win	66	Klondike Gold Corp. - 100%.
YC30763	Win	67	Klondike Gold Corp. - 100%.
YC30764	Win	68	Klondike Gold Corp. - 100%.
YC30765	Win	69	Klondike Gold Corp. - 100%.
YC30766	Win	70	Klondike Gold Corp. - 100%.
YC30767	Win	71	Klondike Gold Corp. - 100%.
YC30768	Win	72	Klondike Gold Corp. - 100%.
YC30769	Win	73	Klondike Gold Corp. - 100%.
YC30770	Win	74	Klondike Gold Corp. - 100%.
YC30771	Win	75	Klondike Gold Corp. - 100%.
YC30772	Win	76	Klondike Gold Corp. - 100%.
YC30773	Win	77	Klondike Gold Corp. - 100%.
YC30774	Win	78	Klondike Gold Corp. - 100%.
YC30775	Win	79	Klondike Gold Corp. - 100%.
YC30776	Win	80	Klondike Gold Corp. - 100%.
YC30777	Win	81	Klondike Gold Corp. - 100%.
YC30778	Win	82	Klondike Gold Corp. - 100%.
YC30779	Win	83	Klondike Gold Corp. - 100%.
YC30780	Win	84	Klondike Gold Corp. - 100%.
YC30781	Win	85	Klondike Gold Corp. - 100%.
YC30782	Win	86	Klondike Gold Corp. - 100%.
YC30783	Win	87	Klondike Gold Corp. - 100%.
YC30784	Win	88	Klondike Gold Corp. - 100%.
YC30785	Win	89	Klondike Gold Corp. - 100%.
YC30786	Win	90	Klondike Gold Corp. - 100%.
YC30787	Win	91	Klondike Gold Corp. - 100%.
YC30788	Win	92	Klondike Gold Corp. - 100%.
YC30789	Win	93	Klondike Gold Corp. - 100%.
YC30790	Win	94	Klondike Gold Corp. - 100%.
YC30791	Win	95	Klondike Gold Corp. - 100%.
YC30792	Win	96	Klondike Gold Corp. - 100%.
YC30793	Win	97	Klondike Gold Corp. - 100%.
YC30794	Win	98	Klondike Gold Corp. - 100%.
YC30795	Win	99	Klondike Gold Corp. - 100%.
YC30796	Win	100	Klondike Gold Corp. - 100%.
YC30797	Win	101	Klondike Gold Corp. - 100%.
YC30798	Win	102	Klondike Gold Corp. - 100%.
YC30799	Win	103	Klondike Gold Corp. - 100%.
YC30800	Win	104	Klondike Gold Corp. - 100%.
YC30801	Win	105	Klondike Gold Corp. - 100%.
YC30802	Win	106	Klondike Gold Corp. - 100%.
YC30803	Win	107	Klondike Gold Corp. - 100%.
YC30804	Win	108	Klondike Gold Corp. - 100%.
YC30805	Win	109	Klondike Gold Corp. - 100%.
YC30806	Win	110	Klondike Gold Corp. - 100%.
YC30807	Win	111	Klondike Gold Corp. - 100%.
YC30808	Win	112	Klondike Gold Corp. - 100%.
YC30809	Win	113	Klondike Gold Corp. - 100%.
YC30810	Win	114	Klondike Gold Corp. - 100%.
YC30811	Win	115	Klondike Gold Corp. - 100%.
YC30812	Win	116	Klondike Gold Corp. - 100%.
YC30813	Win	117	Klondike Gold Corp. - 100%.
YC30814	Win	118	Klondike Gold Corp. - 100%.
YC30815	Win	119	Klondike Gold Corp. - 100%.
YC30816	Win	120	Klondike Gold Corp. - 100%.
YC30817	Win	121	Klondike Gold Corp. - 100%.
YC30818	Win	122	Klondike Gold Corp. - 100%.
YC30819	Win	123	Klondike Gold Corp. - 100%.
YC30820	Win	124	Klondike Gold Corp. - 100%.
YC30821	Win	125	Klondike Gold Corp. - 100%.
YC30822	Win	126	Klondike Gold Corp. - 100%.
YC30823	Win	127	Klondike Gold Corp. - 100%.
YC30824	Win	128	Klondike Gold Corp. - 100%.
YC30825	Win	129	Klondike Gold Corp. - 100%.
YC30826	Win	130	Klondike Gold Corp. - 100%.
YC30827	Win	131	Klondike Gold Corp. - 100%.
YC30828	Win	132	Klondike Gold Corp. - 100%.
YC30829	Win	133	Klondike Gold Corp. - 100%.
YC30830	Win	134	Klondike Gold Corp. - 100%.
YC30831	Win	135	Klondike Gold Corp. - 100%.
YC30832	Win	136	Klondike Gold Corp. - 100%.
YC30833	Win	137	Klondike Gold Corp. - 100%.
YC30834	Win	138	Klondike Gold Corp. - 100%.
YC30835	Win	139	Klondike Gold Corp. - 100%.
YC30836	Win	140	Klondike Gold Corp. - 100%.
YC30837	Win	141	Klondike Gold Corp. - 100%.
YC30838	Win	142	Klondike Gold Corp. - 100%.
YC30839	Win	143	Klondike Gold Corp. - 100%.
YC30840	Win	144	Klondike Gold Corp. - 100%.
YC30841	Win	145	Klondike Gold Corp. - 100%.
YC30842	Win	146	Klondike Gold Corp. - 100%.
YC30843	Win	147	Klondike Gold Corp. - 100%.
YC30844	Win	148	Klondike Gold Corp. - 100%.
YC30845	Win	149	Klondike Gold Corp. - 100%.
YC30846	Win	150	Klondike Gold Corp. - 100%.
YC30847	Win	151	Klondike Gold Corp. - 100%.
YC30848	Win	152	Klondike Gold Corp. - 100%.
YC30849	Win	153	Klondike Gold Corp. - 100%.
YC30850	Win	154	Klondike Gold Corp. - 100%.
YC30851	Win	155	Klondike Gold Corp. - 100%.
YC30852	Win	156	Klondike Gold Corp. - 100%.
YC32830	Cul	1	Klondike Gold Corp. - 100%.
YC32831	Cul	2	Klondike Gold Corp. - 100%.
YC32832	Cul	3	Klondike Gold Corp. - 100%.
YC32833	Cul	4	Klondike Gold Corp. - 100%.
YC32834	Cul	5	Klondike Gold Corp. - 100%.
YC32835	Cul	6	Klondike Gold Corp. - 100%.
YC32836	Cul	7	Klondike Gold Corp. - 100%.
YC32837	Cul	8	Klondike Gold Corp. - 100%.
YC32838	Cul	9	Klondike Gold Corp. - 100%.
YC32839	Cul	10	Klondike Gold Corp. - 100%.
YC32840	Cul	11	Klondike Gold Corp. - 100%.
YC32841	Cul	12	Klondike Gold Corp. - 100%.
YC32842	Cul	13	Klondike Gold Corp. - 100%.
YC32843	Cul	14	Klondike Gold Corp. - 100%.
YC32844	Cul	19	Klondike Gold Corp. - 100%.
YC32845	Cul	20	Klondike Gold Corp. - 100%.
YC32846	Cul	21	Klondike Gold Corp. - 100%.
YC32847	Cul	22	Klondike Gold Corp. - 100%.
YC32848	Cul	23	Klondike Gold Corp. - 100%.
YC32849	Cul	24	Klondike Gold Corp. - 100%.
YC32850	Cul	25	Klondike Gold Corp. - 100%.
YC32851	Cul	26	Klondike Gold Corp. - 100%.
YC32852	Cul	27	Klondike Gold Corp. - 100%.
YC32853	Cul	28	Klondike Gold Corp. - 100%.
YC32864	Cal	1	Klondike Gold Corp. - 100%.
YC32865	Cal	2	Klondike Gold Corp. - 100%.
YC32866	Cal	3	Klondike Gold Corp. - 100%.
YC32867	Cal	4	Klondike Gold Corp. - 100%.
YC32868	Cal	5	Klondike Gold Corp. - 100%.
YC32869	Cal	7	Klondike Gold Corp. - 100%.
YC32870	Cal	8	Klondike Gold Corp. - 100%.
YC32871	Cal	9	Klondike Gold Corp. - 100%.
YC32872	Cal	10	Klondike Gold Corp. - 100%.
YC32873	Cal	11	Klondike Gold Corp. - 100%.
YC32874	Cal	12	Klondike Gold Corp. - 100%.
YC32875	Cal	13	Klondike Gold Corp. - 100%.
YC32876	Cal	14	Klondike Gold Corp. - 100%.
YC32877	Cal	19	Klondike Gold Corp. - 100%.
YC32878	Cal	20	Klondike Gold Corp. - 100%.
YC32879	Cal	21	Klondike Gold Corp. - 100%.
YC32880	Cal	22	Klondike Gold Corp. - 100%.
YC32881	Cal	23	Klondike Gold Corp. - 100%.
YC32882	Cal	24	Klondike Gold Corp. - 100%.
YC32883	Cal	25	Klondike Gold Corp. - 100%.
YC32884	Cal	26	Klondike Gold Corp. - 100%.
YC33726	On	1	Klondike Gold Corp. - 100%.
YC33727	On	2	Klondike Gold Corp. - 100%.

33 | Page

CROWN GRANTED MINERAL CLAIMS

Claim Name	Lot No.	Acres	Group	Plan No.	Survey	Surveyor	digital plan no.
Yankee Girl	105	47.18	1052	8938	1901	Edwards, G.	8938_CLSR_YT.tif
Esther Edna	106	42.02	1052	8939	1901	Edwards, G.	8939_CLSR_YT.tif
New Bonanza	408	43.2	1052	10565	1909	Barwell, C.S.W.	FB10565_CLSR_YT.djvu
Niobe	409	5.5	1052	10565	1909	Barwell, C.S.W.	FB10565_CLSR_YT.djvu
Lone Star	410	41.2	1052	10565	1909	Barwell, C.S.W.	FB10565_CLSR_YT.djvu
Zulu Chief	411	33.4	1052	10565	1909	Barwell, C.S.W.	FB10565_CLSR_YT.djvu
Victoria	86	50.66	1052	6429	1901	Barwell, C.S.W.	FB6429_CLSR_YT.djvu
Porphyry Lode	104	41.72	1052	8939	1901	Edwards, G.	8939_CLSR_YT.tif
Swastika	533	27.46	1052	22086	1937	Dickson, H.G.
Udas (aka Udad)	534	27.02	1052	22086	1937	Dickson, H.G.
Cato	535	38.46	1052	22086	1937	Dickson, H.G.
Thistle	536	36.93	1052	22086	1937	Dickson, H.G.
New Bonanza #2	424	51.5	1052	10595	1909	Gibbon, J.

Argyle	223	43.35	1052	6575	1902	Fawcett, A.	FB6575_CLSR_YT.djvu

34 | Page

SCHEDULE "B"

To that Mineral Property Option and Royalty Agreement made June ____, 2011

Between Klondike Gold Corp., Klondike Star Mineral

Corporation and Lonestar Gold Inc.

Net Smelter Returns  ("NSR") Royalty Provisions

1.

The NSR royalty will be calculated and paid to the Optionor (the “Payee”) by the Optionee (the “Payor”) in accordance with the terms of this Schedule “B”.

2.

The NSR will be calculated on a quarterly basis and will be equal to Gross Revenue less Permissible Deductions for such period.

3.

The following words will have the following meanings:

(a)

"Gross Revenue" means the aggregate of the following amounts received in each quarterly period:

(i)

the revenue received by the Payor from arm’s length purchasers of all Minerals;

(ii)

the fair market value of all Minerals sold by the Payor in such quarter to Persons not dealing at arm’s length with the Payor; and

(iii)

any proceeds of insurance on Minerals.

(b)

"Permissible Deductions" means the aggregate of the following charges (to the extent that they are not deducted by any purchaser in computing payment) that are paid in each quarterly period:

(i)

sales charges levied by any sales agent on the sale of Minerals, other than gold or silver;

(ii)

transportation costs for Minerals from the Property to the place of beneficiation, processing or treatment and thence to the place of delivery of Minerals to a purchaser thereof including shipping, freight, handling and forwarding expenses;

(iii)

all costs, expenses and charges of any nature whatsoever which are either paid or incurred by the Payor in connection with refinement or beneficiation of Minerals after leaving the Property, including all weighing, sampling, assaying and representation costs, metal losses, any umpire charges and any penalties charged by the processor, refinery or smelter; and

(iv)

all insurance costs on Minerals;

provided that where a cost or expense otherwise constituting a Permissible Deduction is incurred by the Payor in a transaction with a party with whom it is not dealing at arm’s length as that term is defined in the Income Tax Act (Canada)), such cost or expense may be deducted, but only as to the lesser of the actual cost incurred by the Payor or the fair market value thereof, calculated at the time of such transaction and under all the circumstances thereof.

4.

The NSR will be calculated and paid within 30 days after the end of each quarter.  Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show the payment’s derivation (the “Statement”) must be submitted with the payment.

5.

In the event that final amounts required for the calculation of the NSR are not available within the time period referred to in section 4 of this Schedule “B”, then provisional amounts will be established and the NSR paid on the basis of this provisional calculation.  Positive or negative adjustments will be made to the NSR payment of the succeeding quarter.

6.

All NSR payments will be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Payee delivers to the Payor a written notice (the "Objection Notice") describing and setting forth a specific objection to the calculation thereof within 60 days after receipt by the Payee of the Statement.  If the Payee objects to a particular Statement as herein provided, the Payee will, for a period of 60 days after the Payor’s receipt of such Objection Notice, have the right, upon reasonable notice and at a reasonable time, to have the Payor’s accounts and records relating to the calculation of the NSR in question audited by the auditors of the Payee.  If such audit determines that there has been a deficiency or an excess in the payment made to the Payee, such deficiency or excess will be resolved by adjusting the next monthly NSR payment due hereunder.  The Payee will pay all the costs and expenses of such audit unless a deficiency of $15,000 or more of the amount due is determined to exist.  The Payor will pay the costs and expenses of such audit if a deficiency of $15,000 or more of the amount due is determined to exist.  All books and records used and kept by the Payor to calculate the NSR due hereunder will be kept in accordance with Canadian generally accepted accounting principles.  Failure on the part of the Payee to make claim against the Payor for adjustment in such 60 day period by delivery of an Objection Notice will conclusively establish the correctness and sufficiency of the Statement and NSR payments for such quarter.

7.

At the election of the Payee made in writing at least 90 days prior to the first payment on account of the NSR (which election may not be rescinded without the consent of the Payor), the Payee may elect to receive the NSR in kind, provided that any extra costs or expenses incurred by the Payor as a result of such election and payment of the NSR in kind will be for the account of the Payee and will be due on demand.

35 | Page

SCHEDULE "C"

To that Mineral Property Option and Royalty Agreement made June ____, 2011

Between Klondike Gold Corp., Klondike Star Mineral

Corporation and Lonestar Gold Inc.

Net Profits Interest

Pursuant to the Agreement to which this Schedule is attached, a party (“Payee”) may be entitled to a royalty equal to Five Percent (5%) of net Profits (the “Net Profits Interest”) payable by the other party (“Payor”) as set forth below.

Net Profits Interest

A.

“Net Profits” means the aggregate of:

1.

all revenues from the sale or other disposition of ores, concentrates or Minerals produced from the Property; and

2.

all revenues from the operation, sale or other disposition of any Facilities the cost of which is included in the definition of “Operating Expenses”, “Capital Expenses”, or “Exploration Expenses”

less (without duplication) Working Capital, Operating Expenses, Capital Expenses and Exploration Expenses.

B.

“Working Capital” means the amount reasonably necessary to provide for the operation of the the Property and for the operation and maintenance of the Facilities for a period of six months.

C.

“Operating Expenses” means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable directly or indirectly in connection with Commercial Production from the Property and in connection with the initial set-up, maintenance and operation of the Facilities, all in accordance with generally accepted accounting principles, consistently applied, including, without limiting the generality of the foregoing, all amounts payable in connection with mining, handling, processing, refining, transporting and marketing of ore, concentrates, Minerals and other products produced from the Property, all amounts payable for the operation and maintenance of the Facilities including the replacement of items which by their nature require periodic replacement, all taxes (other than income taxes), royalties and other imposts or levies, and an amount payable or chargeable in respect of reasonable overhead and administrative services equal to five percent (5%) of all other Operating Expenses.

D.

“Capital Expenses” means all expenses, obligations and liabilities of whatsoever kind (being of a capital nature in accordance with generally accepted accounting principles) incurred or chargeable, directly or indirectly, with respect to the development, acquisition, construction, redevelopment, modernization and expansion of the Property and the Facilities, including, without limiting the generality of the foregoing, interest thereon from the time so incurred or chargeable at a rate per annum from time to time equal to prime rate established by the Royal Bank of Canada, Main Branch in Vancouver, British Columbia, plus 2 percent per annum, but does not include Operating Expenses nor Exploration Expenses.

E.

“Exploration Expenses” means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable, directly or indirectly, in connection with the exploration and development of the Property including, without limiting the generality of the foregoing, all costs reasonably attributable, in accordance with generally accepted accounting principles, to the design, planning, testing, financing, administration, marketing, engineering, legal, accounting, transportation and other incidental functions associated with the exploration and mining operation contemplated by this agreement and with the Facilities, but does not include Operating Expenses nor Capital Expenses.

F.

“Facilities” means all plant, equipment, structures, roads, rail lines, storage and transport facilities, housing and service structures, real property or interest therein, whether on the Property or not, acquired or constructed exclusively for the mining operation on the Property contemplated by this Agreement (all commonly referred to as “infrastructure”).

Payment

The Net Profits Interest shall be calculated for each calendar quarter in which Net Profits are realized, and payment as due hereunder shall be made within thirty (30) days following the end of each such calendar quarter.  Such payments shall be accompanied by a statement summarizing the computation of Net Profits and copies of all relevant settlement sheets.  Such quarterly payments are provisional and subject to adjustment within ninety (90) days following the end of each calendar year.  Within ninety days after the end of each calendar year, Payor shall deliver to Payee an unaudited statement of royalties paid to Payee during the year and the calculation thereof.  All year end statements shall be deemed true and correct six months after presentation, unless within that period Payee delivers notice to Payor specifying with particularity the grounds for each exception.  Payee shall be entitled, at Payees’s expense, to an annual independent audit of the statement by a national firm of chartered accountants, only if Payee delivers a demand for an audit to Payor within four months after presentation of the related year-end statement.

36 | Page